UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2015, the Federal Home Loan Bank of Chicago (the “Bank”) received notification from Arthur E. Greenbank that he is resigning from the Bank’s Board of Directors (the “Board”), effective August 4, 2015. Mr. Greenbank informed the Bank that he has resigned due to personal reasons and not because of any disagreement with the Bank.  Mr. Greenbank has served on the Board as a member director since 2010, and his current term is scheduled to expire on December 31, 2016. The Board will appoint another member director to fill Mr. Greenbank’s unexpired term in accordance with the rules governing the election of Bank directors.  For more information on the required qualifications for member directors, see “Nomination of Member Directors” in the Bank’s 2014 Annual Report on Form 10-K.

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: August 10, 2015	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel & Corporate Secretary